Exhibit 10.14

AMENDMENT TO THE

EXTREME NETWORKS, INC.

EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

This Amendment (this “Amendment”) to the Extreme Networks, Inc. Executive Change in Control Severance Plan, as amended and restated April 30, 2019, and further amended on February 2, 2021 (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Extreme Networks, Inc., a Delaware corporation (the “Company”), effective as of July 23, 2026 (the “Effective Date”).

RECITALS

WHEREAS, the Company maintains the Plan;

WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended by the Board from time to time; and

WHEREAS, the Board desires to amend the Plan to clarify the circumstances constituting Good Reason following a Change in Control.

RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1. Paragraph (1) of the definition of “Good Reason” in Appendix A to the Plan is hereby deleted and replaced in its entirety with the following:

“(1) a material, adverse change in the Participant’s position, duties, substantive functional responsibilities or reporting relationships, causing the Participant’s position to be of materially lesser rank or responsibility as measured by the position occupied by the Participant immediately prior to the Change in Control, it being understood that the failure of the Participant to be serving in a position that is at the same level of an entity with securities listed on a nationally recognized stock exchange shall constitute a material, adverse change in the Participant’s position and duties; or”

2. This Amendment shall be and hereby is incorporated into and forms a part of the Plan, and except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.